Registration No. 33-59349



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                      Kansas                          48-0457967
            (State or other jurisdiction           (I.R.S. Employer
         of incorporation or organization)        Identification No.)


            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
          (Shares previously issuable under the 1990 Stock Option Plan)
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

                                EXPLANATORY NOTE


     This Registration Statement as originally filed related to the offering of 8,500,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the 1990 Stock Option Plan, which was adopted as a subsidiary plan under and pursuant to the Long-Term Stock Incentive Program and, when the Long-Term Stock Incentive Program was replaced by the 1997 Long-Term Stock Incentive Program (the "1997 Program"), as a subsidiary plan under and pursuant to the 1997 Program, both of which had been approved by Sprint's shareholders. In connection with the spin-off of Sprint's cellular division in March 1996, the number of shares of Sprint Common Stock covered by the Registration Statement was increased to 10,319,000 shares of Sprint Common Stock to prevent dilution. On November 23, 1998, following approval by Sprint shareholders, each share of Sprint Common Stock was reclassified into one share of FON Common Stock and one-half of a share of PCS Common Stock. The 10,319,000 shares of Sprint Common Stock were reclassified into 10,319,000 shares of FON Common Stock and 5,159,500 shares of PCS Common Stock. At the same time, outstanding options were converted into options to purchase FON Common Stock and PCS Common Stock. The two-for-one split of the FON Common Stock in the 1999 second quarter increased the number of shares of FON Common Stock to 20,638,000 shares of FON Common Stock. Options for 605,444 shares of PCS Common Stock were exercised before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 4,554,056 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock remaining under the Registration Statement to 9,108,112 shares of PCS Common Stock.

     On February 10, 2004, in compliance with the settlement of the derivative litigation brought by Amalgamated Bank, as Trustee for The Longview Collective Investment Fund, Sprint's Board of Directors combined the 1990 Stock Option Plan with and into the 1997 Program to form a single plan (the "Plan Combination"). Options granted under the 1990 Stock Option Plan before the Plan Combination are now deemed granted under the 1997 Program. Accordingly, the purpose of this Post-Effective Amendment No. 2 is to reflect the fact that the shares of FON Common Stock covered by this Registration Statement and not previously issued in connection with the exercise of stock options granted under the 1990 Stock Option Plan before the Plan Combination will hereafter be issued in connection with the exercise of options granted under the 1997 Program, but not for any other awards permitted under the 1997 Program (such as restricted stock, performance share, or other stock unit awards). The shares of PCS Common Stock covered by this Registration Statement were all issued on the exercise of stock options granted under the 1990 Stock Option Plan before the Plan Combination.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

   4. 1997 Long-Term Stock Incentive Program, as amended

  24. Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 12th day of February, 2004.

                                  SPRINT CORPORATION



                                  By /s/ Claudia S. Toussaint
                                 (Claudia S. Toussaint, Vice President)



      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
G. D. FORSEE*           Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                        Executive Vice President    )
ROBERT J. DELLINGER*    - Chief Financial Officer   )
                        (Principal Financial        )
                        Officer)                    )
                                                    )
                        Senior Vice President and   )
J. P. MEYER*            Controller                  )
                        (Principal Accounting       )
                        Officer)                    )
                                                    ) February 12, 2004
                                                    )
DUBOSE AUSLEY*                   Director           )
                                                    )
                                                    )
E. LINN DRAPER, JR. *            Director           )
                                                    )
                                                    )
I. O. HOCKADAY, JR.*             Director           )
                                                    )
                                                    )
L. K. LORIMER*                   Director           )
                                                    )

                                                    )
C. E. RICE*                      Director           )
                                                    )
                                                    )
LOUIS W. SMITH*                  Director           )
                                                    )  February 12, 2004
                                                    )
GERALD L. STORCH*                Director           )
                                                    )
                                                    )
STEWART TURLEY*                  Director           )







/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S.
     Toussaint, Attorney-in-Fact,
     pursuant to Power of Attorney
     filed with this Amendment to
     the Registration Statement No.
     33-59349.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits


   4. 1997 Long-Term Stock Incentive Program, as amended

  24. Power of Attorney.